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                                                                    EXHIBIT 10.5


                       [PRUDENTIAL SECURITIES LETTERHEAD]

                                         Franklin Select Real Estate Income Fund
                                                                October 12, 1995

                                                                     EXHIBIT "A"

Franklin Select Real Estate Income Fund
777 Mariners Island Blvd.
San Mateo, CA 94403
Attention:      David P. Goss
                President and CEO

Dear David:

        This letter confirms the understanding and agreement (the "Agreement") between Prudential Securities Incorporated ("Prudential Securities") and Franklin Select Real Estate and its affiliates (the "Company") as follows:

        1. The Company hereby engages Prudential Securities as the Company's exclusive financial advisor for the purpose of providing the Company with overall financial advisory services pertaining to acquisitions and sales.

        2. Prudential Securities accepts the engagement described in paragraph 1 and, in that connection:

                (i) intends to assist in identifying and introducing attractive asset acquisition opportunities in an effort to substantially expand the size and scope of the Company's current operations;

                (ii) advise in structuring the financing of such acquisitions and in negotiating the terms and conditions thereof (it is contemplated that a substantial component of the acquisition consideration/currency to be paid by the Company in such acquisitions will be in the form of common equity or equivalent operating partnership units);

                (iii) Prudential Securities, or an affiliate thereof, expects to invest in and become an ongoing equity participant in the Company. Prudential Securities does not intend to become an equity participant in any other REIT with its primary assets located in the west coast region of the United States.






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                                        Franklin Select Real Estate Income Fund
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        3. For purposes of this Agreement:

           (a) An "Acquisition" shall mean any transaction or series or combination of transactions, other than a transaction relating to a single property, whereby, directly or indirectly, control of, or an interest in, a company or any business, assets or properties are purchased, leased or otherwise acquired, including, without limitation, a sale or exchange of capital stock or assets, a lease of assets with a purchase option, a merger or consolidation, a tender or exchange offer, a leveraged buy-out, the formation of a joint venture or partnership, a minority investment or any other similar transaction.

           (b) A "Sale" shall mean any transaction or series or combination of transactions, other than a transaction relating to a single property, whereby, directly or indirectly, an interest in the Company or any of its businesses, assets or properties, is sold, leased or otherwise transferred, including, without limitation, a sale or exchange of capital stock or assets, a merger or consolidation, a tender or exchange offer, a leveraged buy-out, a restructuring, a repurchase of capital stock (other than an ordinary share repurchase program not related to a restructuring or recapitalization of the Company), a recapitalization, the formation of a joint venture or partnership, an investment or any other similar transaction.

           (c) In the case of a tender or exchange offer or a multi-step transaction which contemplates the Acquisition or Sale of more than 50% of the Company's or an entity's outstanding voting power, an Acquisition or Sale shall be deemed to have been consummated upon the Acquisition or Sale of 50% or more of such outstanding voting power or the ability to elect a majority of the Board of Directors or similar body. Any exchange of limited partnership units for common stock of the Company will not constitute an Acquisition or Sale if the issuance of such units was initially treated as an Acquisition or Sale.

           (d) "Consideration" shall mean the total value of all cash, securities, the repurchase or buy-out of any options or warrants, any agreements or other property and any other consideration, including, without limitation, any contingent, earned or other consideration paid or payable, directly or indirectly, in connection with an Acquisition or Sale. The value of any such securities (whether debt, equity, options or warrants), partnership units or other property or agreements shall be determined as follows: (1) the value of securities that are freely tradeable in an established public market shall be the last closing market price of such securities prior to the public announcement of the Acquisition or Sale; (2) the value of any partnership interest

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                                        Franklin Select Real Estate Income Fund
                                                               October 12, 1995
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                        which is exchangeable into publicly traded common stock
                        will be valued as described in (1) above; and (3) the value of securities which are not freely tradeable or which have no established public market, or if the consideration consists of property or agreements other than securities, the value of such securities or other property or agreements shall be the fair market value thereof as mutually agreed by the Company and Prudential Securities. Consideration shall also be deemed to include any indebtedness, including, without limitation, pension liabilities, guarantees and other obligations assumed, directly or indirectly, in connection with, or which survives the closing of, an Acquisition or Sale.

        4. The term of Prudential Securities' engagement hereunder shall extend from the date hereof through 24 months. Either party may terminate Prudential Securities' engagement hereunder at any time, with or without cause, by giving the other party at least 10 days' prior written notice, subject to the provisions of paragraphs 4 through 10 and 12 through 16 and the second, third and fourth sentences of paragraph 11, which shall survive any termination or expiration (hereinafter collectively, "termination") of this Agreement. Within one month after the effective date of termination, Prudential Securities will deliver to the Company a list (the "List") of parties discussed, considered or examined by Prudential Securities and/or the Company as a potential candidate or counter-party in connection with a proposed Acquisition or Sale.

        5. As compensation for the services rendered by Prudential Securities hereunder, the Company shall pay Prudential Securities as follows:

                (a) If the Company has discussions regarding or announces or enters into an agreement with respect to an Acquisition or Sale either:

                        (i) during the term of the Prudential Securities' engagement hereunder, or

                        (ii) at any time during a period of 12 months following the effective date of termination of Prudential Securities' engagement hereunder with any party or parties on the List;

                        and such Acquisition or Sale is thereafter consummated, then the Company shall pay to Prudential Securities a fee equal to two percent (2%) of the first $100 million (cumulative) of Consideration and a fee equal to one percent (1%) of Consideration in excess of the first $100 million. Prudential Securities intends to invest between 25% - 50% of such fee in the common equity of the Company.

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                                        Franklin Select Real Estate Income Fund
                                                               October 12, 1995
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                 (b)  Compensation pursuant to subparagraph 5(a) above shall be payable by the Company to Prudential Securities upon the closing of any Acquisition or Sale, provided that compensation due to Prudential Securities as a result of Consideration which is contingent upon the occurrence of some future event or is contingent as to amount or is to be paid following the closing of such transaction shall be paid by the Company to Prudential Securities upon receipt of such Consideration. However, compensation payable by the Company to Prudential Securities resulting from any "refundable" Consideration shall not be payable prior to the time that the "refundable" Consideration becomes non-refundable.

        6. The Company shall reimburse Prudential Securities for any reasonable out-of-pocket and incidental expenses incurred in connection with the engagement hereunder, promptly as requested, including the fees and expenses of its legal counsel and those of any advisor retained by Prudential Securities, provided however, that any third party expenses shall be approved in advance by the Company.

        7. Because Prudential Securities will be acting on behalf of the Company in connection with the engagement hereunder, the Company agrees to indemnify Prudential Securities as set forth in a separate letter agreement dated the date hereof, between Prudential Securities and the Company.

        8. If at any time during the term of this engagement or within the 12 month period following the termination of Prudential Securities' engagement, the Company (i) decides to engage in a transaction involving a dealer/manager, Prudential Securities will have the right to act as the Company's sole dealer/manager; or (ii) decides to issue any securities, Prudential Securities will have the right to act as lead manager or sole placement agent with respect to such issuances of securities. Any decision by Prudential Securities to act as dealer/manager or lead manager or placement agent in connection with such transactions would be contained in separate agreements, which agreements would contain, among the matters, provisions for customary fees for transactions of similar size and nature and indemnification of Prudential Securities. The agreements with respect to issuances of securities would contain the terms of such financings, conditions precedent such as due diligence, current conditions and approval by the requisite committees, as well as customary representations and warranties.

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                                        Franklin Select Real Estate Income Fund
                                                               October 12, 1995
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 9.     Prudential Securities shall have the right to place advertisements in financial and other newspapers and journals at its own expense describing its services to the Company hereunder. Such advertisements, prior to publication, will require the approval of the Company.

10. The Company shall have the right to place advertisements in financial and other newspapers and journals at its own expense describing its relationship or activities with Prudential Securities. Such advertisements, prior to publication, will require the approval of Prudential Securities.

11. In connection with Prudential Securities' engagement, the Company will furnish Prudential Securities with all information concerning the Company which Prudential Securities reasonably deems appropriate and will provide Prudential Securities with access to the Company's officers, directors, employees, accountants, counsel and other advisors and facilities. The Company represents and warrants to Prudential Securities that all such information concerning the Company is and will be true and accurate in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which such statements are made. The Company represents and warrants to Prudential Securities that any financial projections or forecasts provided to Prudential Securities represent the best currently available estimates by the management of the Company of the future financial performance by the Company and are based upon reasonable assumptions. The Company acknowledges and agrees that Prudential Securities will be using and relying upon such information supplied by the Company and its officers, agents and others and any other publicly available information concerning the Company and any acquisition candidate without any independent investigation or verification thereof or independent appraisal by Prudential Securities of the Company or any acquisition candidate or their respective business or assets.

12. Any advice, either oral or written, provided to the Company by Prudential Securities hereunder shall not be publicly disclosed or made available to third parties without the prior written consent of Prudential Securities. In addition, Prudential Securities may not be otherwise publicly referred to without its prior consent.

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                                        Franklin Select Real Estate Income Fund
                                                               October 12, 1995
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        13.     Any confidential or proprietary non-public information, either oral or written, provided to Prudential Securities by the Company during the course of the engagement hereunder shall not be publicly disclosed or made available to third parties without the prior consent of the Company. In addition, the Company may not be otherwise publicly referred to without its prior consent.

        14. The Company represents and warrants to Prudential Securities that there are no brokers, representatives or other persons which have an interest in compensation due to Prudential Securities from any transaction contemplated herein.

        15. The benefits of this Agreement, together with the separate indemnity letter, shall inure to the respective successors and assigns of the parties hereto and of the indemnified parties hereunder and thereunder and their successors, assigns and representatives, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and assigns.

        16.     (a)     This Agreement may not be amended or modified except
                        in a writing signed by the party against whom enforcement is sought and shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.

                (b) EACH OF PRUDENTIAL SECURITIES AND THE COMPANY (IN ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS SHAREHOLDERS) WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) RELATED TO OR ARISING OUT OF THE ENGAGEMENT OF PRUDENTIAL SECURITIES PURSUANT TO, OR THE PERFORMANCE BY PRUDENTIAL SECURITIES OF THE SERVICES CONTEMPLATED BY, THIS AGREEMENT.





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                                        Franklin Select Real Estate Income Fund
                                                               October 12, 1995
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        Prudential Securities is delighted to accept this engagement and looks forward to working with the Franklin Properties team on this assignment. Please confirm that the foregoing correctly sets forth our agreement by signing the enclosed duplicate of this letter in the space provided and returning it, whereupon this letter shall constitute a binding agreement as of the date first above written.

                                       PRUDENTIAL SECURITIES INCORPORATED

                                       By: /s/ Richard Schoninger
                                           -------------------------------------

                                       Date: Oct. 23, 1995
                                             ----------------------------------

ACCEPTED AND AGREED TO

FRANKLIN SELECT REAL ESTATE INCOME FUND

By: /s/ David P. Goss
    ----------------------------------

Date: Oct. 30, 1995
      --------------------------------

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                                                                October 12, 1995

PRUDENTIAL SECURITIES INCORPORATED
One New York Plaza
New York, N.Y. 10292

        In connection with the engagement, dated October 12, 1995, between Prudential Securities Incorporated ("Prudential Securities") and Franklin Select Real Estate Income Fund and its affiliates (the "Company"), the Company hereby agrees to indemnify and hold harmless Prudential Securities and its affiliates, their respective directors, officers, controlling persons (within the meaning of Section 15 of the Securities Act of 1933 or Section 20(a) of the Securities Exchange Act of 1934), if any, agents and employees of Prudential Securities or any of Prudential Securities' affiliates (collectively, "Indemnified Persons" and individually, an "Indemnified Person") from and against any and all claims, liabilities, losses, damages and expenses incurred by any Indemnified Person (including fees and disbursements of Prudential Securities' and an Indemnified Person's counsel) which (A) are related to or arise out of (i) actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by the Company or (ii) actions taken or omitted to be taken by an Indemnified Person with the Company's consent or in conformity with the Company's instructions or the Company's actions or omissions or (B) are otherwise related to or arise out of Prudential Securities' engagement, and will reimburse Prudential Securities and any other Indemnified Person for all costs and expenses, including fees of Prudential Securities and an Indemnified Person's counsel, as they are incurred, in connection with investigating, preparing for, or defending any action, formal or informal claim, investigation, inquiry or other proceeding, whether or not in connection with pending or threatened litigation, caused by or arising out of or in connection with Prudential Securities acting pursuant to the engagement, whether or not Prudential Securities or any Indemnified Person is named as a party thereto and whether or not any liability results therefrom. The Company will not, however, be responsible for any claims, liabilities, losses, damages, or expenses pursuant to clause (B) of the preceding sentence which are finally judicially determined to have resulted primarily from Prudential Securities' bad faith or gross negligence. The Company also agrees that neither Prudential Securities nor any other Indemnified Person shall have any liability to the Company for or in connection with such engagement except for any such liability for claims, liabilities, losses, damages, or expenses incurred by the Company which are finally judicially determined to have resulted primarily from Prudential Securities' bad faith or gross negligence. The Company further agrees that the Company will not, without the prior written consent of Prudential Securities, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not Prudential Securities or any Indemnified Person is an actual or potential party to such claim, action, suit or proceeding), which settlement, compromise or consent shall include an unconditional release of Prudential Securities and each other Indemnified Person hereunder from all liability arising out of such claim, action, suit or proceeding.


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                                                               October 12, 1995

        In order to provide for just and equitable contribution, if a claim for indemnification is made pursuant to these provisions but is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification is not available for any reason (except, with respect to indemnification sought solely pursuant to clause (B) of the first paragraph hereof, for the reasons specified in the second sentence thereof), even though the express provisions hereof provide for indemnification in such case, then the Company, on the one hand, and Prudential Securities, on the other hand, shall contribute to such claim, liability, loss, damage or expense for which such indemnification or reimbursement is held unavailable in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and Prudential Securities on the other hand, in connection with the transactions contemplated by the engagement, subject to the limitation that in any event Prudential Securities' aggregate contribution to all losses, claims, damages, liabilities and expenses to which contribution is available hereunder shall not exceed the amount of fees actually received by Prudential Securities pursuant to the engagement with respect to the transaction or transactions out of which such losses, claims, damages, liabilities and expenses arose.

        The foregoing right to indemnity and contribution shall be in addition to any rights that Prudential Securities and/or any other Indemnified Person may have at common law or otherwise and shall remain in full force and effect following the completion or any termination of your engagement. The Company hereby consents to personal jurisdiction and to service and venue in any court in which any claim which is subject to this agreement is brought against Prudential Securities or any other Indemnified Person.

EACH OF PRUDENTIAL SECURITIES AND THE COMPANY (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS SHAREHOLDERS) WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) RELATED TO OR ARISING OUT OF THE ENGAGEMENT OF PRUDENTIAL SECURITIES PURSUANT TO, OR THE PERFORMANCE BY PRUDENTIAL SECURITIES OF THE SERVICES CONTEMPLATED BY, THIS AGREEMENT.

        It is understood that, in connection with Prudential Securities' engagement, Prudential Securities may also be engaged to act for the Company in one or more additional capacities, and that the terms of this engagement or any such additional engagement may be embodied in one or more separate written agreements. This indemnification shall apply to said engagement, any such additional engagement(s) (whether written or oral) and any modification of said engagement or such additional engagement(s) and shall remain in full force and effect following the completion or termination of said engagement or such additional engagements.


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                                                               October 12, 1995

        The Company further understands that if Prudential Securities is asked to act for the Company as dealer manager in an exchange or tender offer or as an underwriter in connection with the issuance of securities by the Company or to furnish the Company a financial opinion letter or in any other formal capacity, such further action may be subject to a separate agreement containing provisions and terms to be mutually agreed upon.

                                       Very truly yours,

                                       Franklin Select Real Estate Income Fund

                                       By: /s/ David P. Goss
                                           ------------------------------------

                                       Title: President
                                              ---------------------------------

AGREED AND ACCEPTED

PRUDENTIAL SECURITIES INCORPORATED

By:
    ------------------------------------

Title:
       ---------------------------------

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